Exhibit 10.aaaaa

FIFTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of March 7, 2006 (this “Amendment”), is entered into by and between ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation (“Access”), ASH CREEK, INC., a Delaware corporation, AWWC NEW JERSEY HOLDINGS, INC., a Delaware corporation, TELEMANAGEMENT SERVICES, INC., a Delaware corporation, TLM HOLDINGS CORP., a Delaware corporation, (individually and collectively, the “Borrower”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Lender”). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of June 10, 2003, as amended by that certain First Amendment to Revolving Credit, Term Loan and Security Agreement dated as of August 11, 2003, by that certain Second Amendment to Revolving Credit, Term Loan and Security Agreement dated as of November 13, 2003, by that certain Third Amendment to Revolving Credit, Term Loan and Security Agreement dated as of November 12, 2004, and by that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of August 15, 2005 (as so amended, as amended hereby and as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, as of the date hereof, Events of Default have occurred and are continuing under Article VIII, clause (c) of the Loan Agreement by virtue of Borrower’s breach under Section 7.1 of the Loan Agreement of the minimum EBITDA covenant for the Test Periods ended September 30, 2005, October 31, 2005 and November 30, 2005 (such Events of Default, each individually and collectively, the “Designated Event of Default”); and

WHEREAS, as a result of the occurrence and continuation of the Designated Event of Default, Borrower and Lender entered into that certain Forbearance Agreement dated November 21, 2005, as amended by Amendment No. 1 thereto dated February 9, 2006 (“Amendment No. 1 to Forbearance Agreement”) (as so amended by Amendment No. 1 to Forbearance Agreement, the “Forbearance Agreement”); and

WHEREAS, Borrower has requested that Lender agree to amend certain financial covenants set forth in the Loan Agreement, to amend certain other provisions of the Loan Agreement and to waive the Designated Event of Default, and Lender has agreed to do so in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Amendments.

(a) As of the Effective Date (defined below), Section 5.21 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“5.21. Convertible Note Offerings

Borrower has furnished to Lender true, complete and accurate copies of all of the agreements, instruments and documents relating to or used in connection with the offering and issuance of the Convertible Notes. Borrower has complied with all applicable laws and regulations in the offering and issuance of the Convertible Notes including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state “blue sky” laws and the rules and regulations thereunder. All conditions to the closing of the issuance of the Convertible Notes have been satisfied and, Borrower has received: (a) with respect to the Convertible Notes – 2003, at least $2,100,000 in net cash proceeds therefrom; and (b) with respect to the Convertible Notes – 2005, at least $2,500,000 in net cash proceeds therefrom.”

(b) As of the Effective Date, the second sentence of Section 7.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“If and to the extent that payment is permitted to be made on Subordinated Debt from Excess Cash Flow in accordance with the terms of any Subordination Agreement approved by Lender, and provided that no Default or Event of Default has occurred or is continuing or would result from the making of any such payment, then, at least ten days prior to the making of any such payment, Borrower shall provide Lender with a computation of Excess Cash Flow for the applicable Test Period and such computation must be approved by Lender.”

(c) As of the Effective Date, Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.11 Merrill Lynch Account

Borrower agrees that it shall not fail to deposit a minimum of $1,639,000 in account number 737-07056 (the “Merrill Account”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) which deposit account is pledged to Lender as Collateral under this Agreement and which deposit account is subject to an Account Control Agreement among Borrower, Lender and Merrill. Borrower further agrees and acknowledges that it may not withdraw any funds at any time from the Merrill Account without the prior written consent of Lender, except in accordance with the schedule set forth on Exhibit A attached to that certain Fifth Amendment dated March __, 2006 to Revolving Credit, Term Loan and Security Agreement by and between Borrower and Lender. Borrower shall not use any funds withdrawn from the Merrill Account for any purpose other than for working capital to the extent not restricted or prohibited under this Agreement.”

(d) As of the Effective Date, Annex I of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

(e) As of the Effective Date, Appendix A of the Loan Agreement is hereby amended as set forth below:

(i) The definitions of “Convertible Notes”, “Convertible Notes – 2003”, and “Convertible Notes – 2005” set forth below are hereby added to Appendix A of the Loan Agreement in appropriate alphabetical order:

“Convertible Notes” shall mean, individually and collectively, the Convertible Notes – 2003 and the Convertible Notes – 2005, in each case, in the form approved in writing by Lender.”

“Convertible Notes – 2003” shall mean those certain 5% Convertible Promissory Notes issued by Parent on or prior to the Closing Date in the aggregate principal amount of $2,100,000 and as required pursuant to Section 6.13 of the Agreement.”

“Convertible Notes – 2005” shall mean those certain 5% Convertible Subordinated Promissory Notes issued by Parent on or about November 2005 in the aggregate principal amount of $2,500,000.”

(ii) The definition of “Subordination Agreement” set forth on Appendix A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Subordination Agreement” shall mean the Subordination Agreement with Lee Edelstein and any other subordination agreements to which Lender and other service providers or creditors of any Borrower are a party or which are, by their terms, for the express benefit of Lender, including without limitation the subordination provisions set forth in the Convertible Notes.”

(f) As of the Effective Date, Schedules 5.3 and 7.2 to the Loan Agreement are amended as set forth on Exhibit C hereto.

SECTION 2. Conditions to Effectiveness. This Amendment shall be effective on the date upon which the following conditions precedent are satisfied, as determined by Lender in its sole discretion (the “Effective Date”):

(a) Borrower shall have delivered to Lender an executed original copy of this Amendment, and each other agreement, document or instrument reasonably requested by the Lender in connection with this Amendment, each in form and substance reasonably satisfactory to Lender.

(b) Lender shall have received evidence satisfactory to it that Borrower has raised at least $2,500,000 of aggregate net proceeds from the sale of the Convertible Notes - 2005, substantially in the form approved by Lender prior to the date hereof, and that not less than $1,639,000 of such amount has been deposited in the Merrill Account (with evidence of such deposit provided to Lender).

(c) Lender shall have received all fees, charges and expenses payable to Lender as required by this Amendment and in connection with this Amendment and the documentation related hereto, including, but not limited to, (i) a fee in the amount of $40,000 in consideration of this Amendment, which Borrower hereby acknowledges is earned in full by Lender as of the date hereof and authorizes Lender to immediately charge as an Advance to the Revolving Facility, provided, that, Lender shall apply the Forbearance Extension Fee (as defined in Amendment No. 1 to Forbearance Agreement) to reduce such amount as provided for under Amendment No. 1 to Forbearance Agreement, and (ii) legal fees and out-of-pocket costs (including in-house counsel fees and expenses) and all other fees, costs and expenses required to be paid pursuant to Section 12.7 of the Loan Agreement.

SECTION 3. Waiver of Designated Event of Default.

(a) As of the Effective Date, Lender hereby waives the Designated Event of Default.

(b) Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver of any other provision of the Loan Agreement or any other Loan Document, and the waiver provided herein shall not preclude the future exercise of any other right, power, or privilege available to Lender whether under the Loan Agreement, the other Loan Documents or otherwise.

SECTION 4. Miscellaneous.

(a) Borrower represents and warrants that after giving effect to this Amendment and the transactions contemplated hereby, all of the representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

(b) Except as expressly provided herein, the Loan Agreement shall continue in full force and effect, and the unamended terms and conditions of the Loan Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the date hereof, references to the Loan Agreement shall be references to the Loan Agreement as amended hereby. This Amendment shall be deemed a Loan Document as such term is defined and used in the Loan Agreement.

(c) This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Loan Agreement.

(d) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Revolving Credit, Term Loan and Security Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Richard Lyew, Executive Vice President, CFO

ASH CREEK, INC.

By:
Richard Lyew, Executive Vice President, CFO

AWWC NEW JERSEY HOLDINGS, INC.

By:
Richard Lyew, Executive Vice President, CFO

TELEMANAGEMENT SERVICES, INC.

By:
Richard Lyew, Executive Vice President, CFO

TLM HOLDINGS CORP.

By:
Richard Lyew, Executive Vice President, CFO

LENDER:	CAPITALSOURCE FINANCE LLC

By:
Name:
Title:

EXHIBIT A

Withdrawal Date	Maximum Withdrawal Amount
March 1, 2006	$240,000
April 1, 2006	$240,000
May 1, 2006	$241,000
June 1, 2006	236,000
July 1, 2006	238,000
August 1, 2006	227,000
September 1, 2006	217,000

EXHIBIT B

ANNEX I

FINANCIAL COVENANTS

1) Minimum EBITDA

Borrower shall not, as of the last day of each calendar month identified below, permit EBITDA for the Test Period then ended to be less than the amounts set forth below:

Calendar Month:	Minimum EBITDA:
September 2004:	$(210,000)
October 2004:	$(333,000)
November 2004:	$(391,000)
December 2004:	$(112,000)
January 2005:	$(1,000)
February 2005:	$121,000
March 2005:	$156,000
April 2005:	$308,000
May 2005:	$386,000
June 2005:	$(190,000)
July 2005:	$(149,000)
August 2005:	$(621,000)
September 2005:	$(375,000)
October 2005:	$(416,000)
November 2005:	$(9,000)
December 2005:	$363,000
January 2006:	$(74,000)
February 2006:	$(146,000)
March 2006:	$(378,000)
April 2006:	$(30,000)
May 2006:	$109,000
June 2006:	$330,000
July 2006:	$364,000
August 2006:	$339,000
September 2006:	$606,000
October 2006:	$743,000
November 2006 through and including December 2006:	$850,000
January 2007 and each calendar month ended thereafter:	$1,000,000

2) Minimum Fixed Charge Coverage Ratio

Borrower shall not, as of the last day of each calendar month identified below, permit its Fixed Charge Coverage Ratio to be less than the following amount for the months indicated:

Calendar Month:	Minimum Fixed Charge Coverage Ratio:
September 2004 through and including September 2006:	Waived
October 2006 through and including December 2006	1.0
January 2007 and each calendar month ended thereafter:	1.1

3) Minimum Available Cash

At all times, Borrower shall have not less than $250,000 of Available Cash.

For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

“Available Cash” shall mean, as of any date of determination, the sum without duplication of the following for Borrower collectively on a consolidated basis: (a) unrestricted cash on hand on such date, (b) unrestricted Cash Equivalents held on such date, (c) cash or Cash Equivalents held in the Merrill Account on such date, and (d) unborrowed Availability on such date.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“EBITDA” shall mean, for any period, the sum, without duplication, of the following for Borrower collectively on a consolidated basis: Net Income, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains, in each case determined in accordance with GAAP.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, for Borrower collectively on a consolidated basis, the ratio of (a) EBITDA for the Test Period ended as of such date, to (b) Fixed Charges for the Test Period ended as of such date.

“Fixed Charges” shall mean, for any period, the sum of the following for Borrower collectively on a consolidated basis for such period: (a) Total Debt Service, (b) Capital Expenditures, (c) income taxes paid in cash or accrued, and (d) dividends paid or accrued or declared.

“Interest Expense” shall mean, for any period, for Borrower collectively on a consolidated basis for such period, total interest expense (including attributable to Capital Leases in accordance with GAAP), plus fees with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements.

“Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

“Net Income” shall mean, for any period, the net income (or loss) of Borrower collectively on a consolidated basis determined in conformity with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than any Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person’s assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

“Test Period” shall mean, as of any date of determination, the three most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

“Total Debt” shall mean, as of any date of determination, for Borrower collectively on a consolidated basis, the total Indebtedness as of such date.

“Total Debt Service” shall mean, for any period, for Borrower collectively on a consolidated basis: (i) payments of principal on Indebtedness for such period, plus (ii) Interest Expense for such period.

EXHIBIT C

AMENDMENTS TO LOAN AGREEMENT SCHEDULES

1)	Schedule 5.3 of the Loan Agreement is hereby amended to add the following to such Schedule 5.3:

“Parent has issued the Convertible Notes further described on Schedule 7.1 to the Loan Agreement which are convertible into common stock of Parent in accordance with the terms and conditions set forth therein. On a fully converted basis, such Convertible Notes would constitute 30% of Parent’s issued and outstanding common stock.”

2)	Schedule 7.2 of the Loan Agreement is hereby amended to add the following to such Schedule 7.2:

“The Convertible Notes issued by Parent in the aggregate outstanding principal amount of $4,600,000, all of which Convertible Notes are subject to a Subordination Agreement.”